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                                                                   Exhibit 10.4


          1995 NONSTATUTORY STOCK OPTION PLAN OF GULF WEST BANKS, INC.

1.       PURPOSE

         The purpose of the 1995 Nonstatutory Stock Option Plan of Gulf West Banks, Inc., (hereinafter referred to as the "Plan") is to provide a special incentive to the directors and selected key employees of Gulf West Banks, Inc. (hereinafter referred to as "GWB") and of any of GWB's Subsidiaries existing now or in the future (the "Subsidiaries"), to promote GWB's business and that of the Subsidiaries. The Plan is designed to accomplish this purpose by offering such directors and employees an opportunity to acquire common stock of GWB so that they will share in GWB's success.

2.       ADMINISTRATION

         The Plan shall be administered by an Option Committee (the "Committee") to be established by the Board of GWB (the "Board"). The Committee shall have the authority, consistent with the Plan:

         a. to determine the time or times when options shall be granted and the number of shares of common stock to be subject to each option, subject to the limitations contained in Paragraph 6;

         b. to determine the method of payment of the option price by each participant, subject to the limitations contained in Paragraph 6;

         c. to determine the time or times when such option becomes exercisable and the duration of the exercise period, subject to the limitations contained in Paragraph 6;

         d. to recommend to the Board for its approval the form or forms of the instruments evidencing any options granted under the Plan and of any other instruments required under the Plan, and to change such forms from time to time;

         e. to establish, amend and rescind rules and regulations for the administration of the Plan and the options for its own acts and proceedings; and

         f. to decide all questions and settle all controversies and disputes which may arise in connection with the Plan. All decisions, determinations and interpretations of the Committee shall be binding on all parties concerned.

3.       PARTICIPANTS


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         Plan participants shall be employees and directors of GWB or of the
Subsidiaries. All participants shall be approved by the Board.

4.       LIMITATIONS

         Any stock option plan granted by GWB must meet all applicable regulations of the Internal Revenue Service and must be approved by the shareholders of GWB, as well as GWB's legal counsel. The total number of shares of stock of GWB which may be issued under this Plan and any other plans adopted by GWB shall not exceed 12% of GWB's total outstanding shares.

5.       STOCK TO BE ISSUED

         The stock to be subject to options under the Plan shall be shares of Gulf West Banks, Inc. common stock of $1.00 per share par value. Stock to be issued under the Plan may constitute an original issue of authorized stock or may consist of previously issued stock acquired by GWB, as shall be determined by the Board. The Board and the proper officers of GWB shall take any appropriate action required for such issuance.

6.       TERMS AND CONDITIONS OF OPTIONS

         All options granted under the Plan shall be subject to the following terms and conditions and to such other terms and conditions as the Committee shall determine to be appropriate to accomplish the purpose of the Plan:

         a. TOTAL OPTIONS. The total number of shares of GWB stock which may be issued under this Plan together with the shares that may be issued under any other option plans adopted by GWB shall not exceed 12% of GWB's total outstanding shares.

         b. OPTION PRICE. The price at which each of the options granted under this Plan may be exercised shall be established by the Board. This price shall not be less than the greater of the fair market value of the stock as of the date the option is granted or the par value of such shares. If such shares are not publicly traded, the book value shall be substituted for the fair market value.

         c. VESTING AND PERIOD OF OPTIONS. Subject to the conditions stated below, for each option granted the Committee shall determine the time or times when each option becomes exercisable and the duration of the exercise period.

                  All options allocated to a participant, whether granted or ungranted, shall become immediately granted (vested) and exercisable upon sale or change in control of GWB, provided, however, that GWB in the said sale shall have the right to treat the same as having been exercised and to distribute either cash proceeds or exchange stock on the basis of exchange value less the exercised price.

                                       2.


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                  The participant must be employed by GWB or the Subsidiaries or serve on the Board of GWB or of any of the Subsidiaries on the grant date in order to be granted the option.

         d. NOTICE OF INTENT TO EXERCISE. A participant electing to exercise an option shall give written notice to GWB, as specified by the Committee, of his election and the number of shares he has elected to purchase. The options may be exercisable at one time, or in installments in multiples of 500 shares. Such notice shall be accompanied by such instruments or documents as may be required by the Committee, and unless otherwise directed by the Committee, the participant shall, at the time of exercise, tender the purchase price of the shares he has elected to purchase.

         e. PAYMENT FOR ISSUANCE OF SHARES. Upon exercise of any option granted hereunder, payment in full shall be made at the time of such exercise for all shares then being purchased. No part of the option share price may be paid for with previously issued shares.

                  GWB shall not be obligated to issue any shares of stock upon the exercise of any option granted pursuant to the Plan unless and until, in the opinion of GWB's counsel, all applicable laws and regulations have been complied with, nor, in the event the outstanding stock is at the time limited upon any stock exchange, unless and until the shares to be issued have been listed or authorized to be added to the list upon official notice of issuance upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of shares have been approved by GWB's counsel. Without limiting the generality of the foregoing, GWB may require from the participant such investment representation or such agreement, if any, as counsel for GWB may consider necessary in order to comply with the Securities Act of 1933, and any applicable state requirements and acts, as then in effect. A participant shall have the rights of a stockholder only as to shares actually acquired by him under the Plan.

         f. NONTRANSFERABILITY OF OPTIONS. No option may be transferred by the participant other than by will or by the laws of descent and distribution, and during the participant's lifetime the option may be exercised only by him.

         g. TRANSFERABILITY OF SHARES ACQUIRED BY OPTION. A shareholder shall not give, assign, sell, transfer, encumber of otherwise dispose of all or any part of his shares acquired pursuant to this Plan unless he shall first have presented to GWB a completely executed agreement with a bona fide purchaser pursuant to which the shares would be sold. GWB shall be entitled to elect to become the purchaser of the shares under such agreement. If GWB elects to purchase the same, it may do so by sending notice thereof to the selling shareholder at the address for that shareholder shown on the records of the

                                       3.


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                  corporation, such notice to be sent on or before the 30th day following the day on which GWB received the sales agreement. In the event that GWB shall elect to become the purchaser, then it shall effect the purchase in exact accordance with the purchase and sale agreement, said purchase to be completed at the main office of GWB on or before the 40th day following GWB's receipt of the agreement. In the event GWB shall not elect to purchase the shares as herein provided, then the selling shareholder shall be entitled to complete the sale provided that such sale shall be completed in exact accordance with the purchase and sale agreement presented to GWB. In the event that there shall be any modification to the agreement, the agreement as modified shall be presented to GWB and GWB shall once again have an option to purchase the shares. For purposes hereof, the shares which have been acquired by any shareholder pursuant to this Plan shall be deemed to include all additional shares received by such shareholder pursuant to any stock split, stock dividend or similar recapitalization of GWB. The Secretary of GWB shall place the following legend on the face of each stock certificate acquired by any shareholder pursuant to this
                  Plan:

                           "The transfer of the shares represented by the within certificate is restricted under the terms of the 1995 Nonstatutory Stock Option Plan of Gulf West Banks, Inc. ("GWB"), as amended, a copy of which is on file at the office of GWB and available for inspection during regular business hours."

         h. TERMINATION OR RETIREMENT. If the employment or service on the Board of a participant terminates for any reason other than his death (such termination shall include the participant's retirement), any options which remain unexercised 60 days after termination may not subsequently be exercised by the participant. For purposes of this sub-paragraph, a participant's employment or service shall not be considered terminated in the case of total and permanent disability, partial disability, sick leave or other bona fide leave of absence otherwise allowed by GWB or the Subsidiaries. In the event of termination of employment or service due to deliberate, willful, or gross misconduct as determined by GWB or any of the Subsidiaries' all unexercised options of such participant shall be immediately terminate and all rights thereon shall cease.

         i. DEATH OF PARTICIPANT. If a participant dies at a time when he is entitled to exercise an option, then at any time or times within one (1) year after his death (or such further period as the Committee may allow) such option may be exercised, as to all or any of the shares which the participant was entitled to purchase immediately prior to his death, by his executor or administrator or the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, and except as so exercised such option shall expire at the end of such period. In no event, however, may an option be exercised after the expiration period as defined in Paragraph 6(c).

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         j.       INCOME TAX WITHHOLDING. At the time options granted pursuant to this Plan are exercised, the Committee is responsible for causing GWB to properly withhold income taxes upon the amounts transferred.

7.       EXPENSES OF PLAN

         All costs of and for the formulating and administration of the Plan will be an expense of GWB.

8.       CHANGES IN STOCK

         In the event GWB shall at any time declare a stock dividend on its common capital stock, $1.00 par value, or shall split up or subdivide or combine the outstanding shares of its common capital stock, the number of shares which are the subject of any option issued under this Plan shall be proportionately increased or decreased as the case may be. In the event that there may be a dispute between the interested parties as to the precise amount of any such adjustment, the determination of the certified public accountants customarily used by GWB to audit its books and records shall be determinative of the matter.

9.       EMPLOYMENT RIGHTS

         The adoption of the Plan does not confer upon any employee of GWB or the Subsidiaries any right to continue employment with GWB or the Subsidiaries, nor does it interfere in any way with the right of GWB to terminate the employment of any of its employees at any time.

10.      AMENDMENTS

         The Board may at any time or times amend the Plan or amend any outstanding option or options of the purpose of satisfying the requirements of any changes in applicable laws or regulations, or for any other purpose which may at the time be permitted by law, provided that except to the extent required or permitted under Section 8, no such amendment shall, without the approval of the stockholders of GWB, increase the maximum number of shares available under the Plan. Furthermore, the Board, may not, without the consent of the participant, void or diminish options previously granted, nor increase or accelerate the conditions and actions required for the exercise of the name, except if the participant is discharged from GWB's or the Subsidiaries' employment for cause. Neither the Committee nor the Board may substantially change the options after the commencement of negotiations that results in a vesting for sale purposes as described in Paragraph 6(c). The amendments shall be presented to GWB's shareholders for approval, such approval requiring the favorable vote of a majority of the total number of votes eligible to be cast at a duly called meeting.

                                       5.


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11.      TAX PLANNING

         GWB disclaims all responsibility for determining and advising optionees as to the tax consequences that the Plan will impose on each optionee. All grantees of stock options under the Plan should seek and follow the advise of independent tax counsel regarding the deferral of any or all benefits earned under the Plan in order to maximize the grantee's personal tax benefits.

12.      EFFECTIVENESS

         This Plan shall become effective on the effective date of the Exchange.

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